Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2020 relating to the financial statements of The Dow Chemical Company (not separately presented herein or incorporated by reference), appearing in the Current Report on Form 8-K of DuPont de Nemours, Inc. dated June 3, 2021.    We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Midland, Michigan

August 11, 2021